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                                                                   EXHIBIT 10.34

                           ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          EVANS OIL OF LOUISIANA, INC.
                               2002 BROAD STREET
                         LAKE CHARLES, LOUISIANA  70602
                                   ("SELLER")

                                    - AND -

                   PAK-PETRO, INC., A LOUISIANA CORPORATION,
                   HEREIN REPRESENTED BY ITS DULY AUTHORIZED
                          PRESIDENT, MOHAMMAD A. SWATI
                                 8146 9TH AVE.
                           PORT ARTHUR, TEXAS  77642

                                 OR ITS ASSIGNS

                                 ("PURCHASER")

                                 APRIL 30, 2001

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement") dated this 30th day of April, 2001, is made and entered into by and between PAK-PETRO, INC., A LOUISIANA CORPORATION, HEREIN REPRESENTED BY ITS DULY AUTHORIZED PRESIDENT, MOHAMMAD A. SWATI, OR ITS ASSIGNS, hereinafter referred to as "PURCHASER", and EVANS OIL OF LOUISIANA, INC., a Louisiana Corporation, hereinafter referred to as "SELLER".

                                    RECITALS

     WHEREAS, SELLER is the owner of various parcels of real property, various items of personal property, including equipment, furniture and fixtures and holders of various leasehold interests in real and personal property, all of which is occupied and or being used in the retail convenience store business (hereinafter referred to as, "business assets");

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     WHEREAS, SELLER desires to sell and PURCHASER desires to purchase certain business assets on the terms and subject to the conditions set forth in this Asset Purchase Agreement;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Purchase. On the Closing Date, as hereinafter defined, and subject to the terms and conditions of this Agreement, Seller shall sell, convey, grant, assign, transfer and deliver to Purchaser, and Purchaser shall buy, accept and receive from Seller, all of the Seller's right, title and interest in and to the following:

     A. Real Property. The real property described in Exhibit "A" attached hereto, together with all buildings, fixtures and other improvements located thereon and all rights, easements, hereditaments and appurtenances related thereto (collectively the "Real Property").

     B. Leasehold Interest. SELLER'S leasehold interest in the Leases, together with all of SELLER'S right, title and interest in and possession of all improvements, buildings and fixtures covered by the Leases, a copy of which are attached hereto as Exhibit "B".

     C. Machinery and Equipment. The machinery, equipment, furniture and fixtures, and transportation equipment and other personal property listed in Exhibit "C" attached hereto (the "Machinery and Equipment"). All machinery, equipment, tanks, pumps, furniture and fixtures and other personal property at the Evans Bulk Plant facility which is located at 2002 Broad St., Lake Charles, Louisiana.

     D. Contract Rights. The contract rights identified in Exhibit "D" attached hereto (the "Contract Rights").

     E. Trade Name and Trademarks. Trade names and trademarks, attached hereto as Exhibit "E".

     F. Licenses and Permits. Licenses and permits to the extent transferable, and relinquishment thereof to the extent non-transferable. Seller agrees to enter into a Management Agreement

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          which shall allow Purchasers to sell beer on Seller's permits/licenses until Purchasers obtain a permit/license for such purposes. Purchasers agree to make application with proper agencies for all permits and licenses and further agree to indemnify Seller for any and all claims, damages, fines, penalties or causes of action which may arise as a result of Purchasers operating under Seller's permits/licenses.

     G. Retail Inventory. The term "Inventory" consists of (i) all salable inventory owned by SELLERS which is to be identified prior to closing and added to this Agreement prior to closing as Exhibit "F" (the "Inventory"); (ii) all wholesale inventory, specifically the inventory at the bulk plant facility which is located on the premises described as 2002 Broad, St. Lake Charles, Louisiana 70601; and (iii) shall include all merchandise including gasoline located at retail facilities as described in Exhibits "A" and "B".

     H. Manufacturer Warranties. To the extent transferable by SELLERS, all warranties of any manufacturer, supplier or vendor with respect to any of the property to be sold to PURCHASERS hereunder.

     The Real Property Machinery and Equipment, Inventory and Contract Rights are herein sometimes called the "Non-Inventory Business Assets."
Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the assets, properties, rights (contractual and otherwise) and business of Seller to be conveyed, sold, transferred, assigned and delivered to Purchasers under this Agreement (i) all cash and cash equivalents and investment securities; (ii) all tax refunds paid or payable to Seller; (iii) all corporate minute books, stock records, tax returns and supporting schedules, books of original financial entry and internal accounting documents and records (all of which shall be subject to Purchasers' right to inspect and copy); and (iv) those assets and properties identified on Exhibit "F" hereto (collectively, the "Excluded Assets").

     In addition, the extent that the assignment hereunder of any of the Non-Inventory Business Assets shall require the consent of any other party (or in the event that any of the Non-Inventory Business Assets shall be non-assignable), neither this Agreement, nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use its best efforts to obtain the consents of such other party to an assignment to Purchasers. If such consent is not obtained, Seller shall cooperate with Purchasers in any reasonable arrangement designed to provide for Purchasers the full benefits of any such Business Assets including, without limitation, enforcement, for the account and benefit of Purchasers, of any and all rights of any

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Seller against any other person with respect to any such Business Assets;
provided, however, that all expenses related thereto shall be borne by Purchasers.

     2. Closing. Subject to the fulfillment of the closing conditions contained in this Agreement, the closing (the "Closing") shall take place no later than May 15, 2001, at 10:00 o'clock a.m. at the Law Offices of Winfield E. Little, Jr., 900 Ryan, Suite 200, Lake Charles, Louisiana 70601. PURCHASER shall wire transfer EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($850,000.00) to be deemed the deposit with Lawyer's Title Company, c/o Mr. Burr Buckalew, 617 Caroline, Houston, Texas 77002. This contract is not an earnest money contract but one of specific performance.

     3.   Conveyance of Real Property.

     A. Owned Property. Conveyance of the Real Property owned by the SELLER shall be by the SELLER'S warranty deed, free and clear of all liens and encumbrances whatsoever, except as to current year's taxes, easements or rights of way, apparent or as of record, zoning and ordinances, and except as to such other encumbrances which may be acceptable to PURCHASERS. Any taxes on the Real Property being transferred hereunder, for the calendar year 2000, shall be paid by the SELLER by giving PURCHASERS a credit at the time of Closing, unless the SELLER shall present acceptable proof that such 2000 taxes have been paid. Any Real Property taxes for the calendar year 2001 shall be prorated to the date of Closing and a credit shall be given PURCHASERS in such prorated amount, and PURCHASERS agree to pay such taxes when they become due and owing and saving the SELLER harmless therefrom.

     B. Lease Property. Conveyance of the real property currently being leased by the SELLER shall be by the SELLER'S properly executed Assignments in accordance with and subject to the terms and conditions of the underlying leases.

     C. Survey. SELLER shall provide, at its expense, a current survey to the real property being transferred pursuant to the terms of this Asset Purchase Agreement (In&Out#4, 1830 Hwy. 14, Lake Charles, Louisiana and In&Out #5, 706 Sampson St., Westlake, Louisiana) on May 1, 2001, at 4:30 o'clock p.m.

     4. Conveyance of Machinery, Equipment and Contract Rights. Subject to the conditions set forth in this Agreement, the SELLER will assign and transfer to PURCHASERS all of its right, title and interest in and to all leases, contract, franchise agreements and all

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personal property owned by the SELLER which is not specifically excluded herein, by properly executed assignments, transfer documents, bills of sale and other documents of title.

     5. Purchase Price. The purchase price (the "Purchase Price") for the Non-Inventory Business Assets and inventory shall be EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($850,000.00), together with reimbursement of $3,000.00 for environmental reports and the inventory at time of closing to be valued below.

     6. Payment of Purchase Price. Payment, pursuant to Paragraph 5 above, shall be made to SELLER at closing by the PURCHASERS, as follows:

     A. Cash/Certified Funds. The sum of $850,000.00 shall be paid by PURCHASER in cash (U.S. Currency) or certified funds payable to the SELLER for the Non-Inventory Business Assets.

     B. Payment for Inventory. Payment for inventory shall be made by check drawn on Purchaser's checking account, which check shall be converted to a cashier's check the day of closing.

     7. Inventory. The PURCHASERS and SELLER shall conduct a joint inventory count of the inventory (hereinafter referred to as the "Joint Inventory Count") on or before the Closing Date. The joint inventory count shall be conducted using the SELLER'S current inventory count procedures and/or a physical count procedure and said inventory shall be valued on the following basis:

          All inventory, excluding gasoline, diesel fuels, cigarettes, lotto and supplies, shall be counted at retail and discounted 35%. All gasoline, diesel fuels, cigarettes, lotto and supplies shall be priced at cost.

     8. Proration of Income and Expenses. Income and expenses (including rents, utilities, employee compensation, licenses, operating permits, and other similar items) with respect to the Business, shall be prorated and allocated between the parties as of the Closing Date. To the extent practical a reconciliation and payment of prorated items shall take place at the Closing, and to the extent not practical reconciliation and payment shall be made within thirty (30) days following the Closing Date.

     9. Compliance with Petroleum Marketing Practices Act. As to each contract transferred to PURCHASER pursuant to this Agreement, which constitutes a "franchise" or evidences a "franchise relationship" as those terms are defined in the federal Petroleum Marketing Practices Act (the "PMPA") or any applicable state law, PURCHASER agrees that upon expiration of the current term of any such contract, PURCHASER shall offer, in good faith, to each franchisee a new "franchise" on terms and conditions which are not discriminatory to the

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franchisee as compared to franchises then currently being offered by PURCHASER or franchises then in effect with respect to which PURCHASER is the franchiser; provided that PURCHASER shall have no obligation to offer a new "franchise" to such franchisee if PURCHASER has a valid ground for termination of the existing "franchise" or nonrenewal of the existing "franchise relationship" under the PMPA or applicable state law, and PURCHASER gives such notice of termination or nonrenewal to the franchisee as may be required by the PMPA or any applicable state law.

     10. Representations and Warranties of the Seller. The SELLER represents and warrants to PURCHASER that the representations and warranties contained in this Section are true and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     A. Organization. SELLER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana. SELLER has full corporate power and authority to make, execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings, including but not limited to, approved by the Board of Directors and Sole Stockholder of SELLER.

     B. Title. The SELLER has good and marketable title to the Business Assets, free and clear of all claims, liens, security interests and other encumbrances, except as set forth on attached Exhibit "G".

     C. Litigation. Subject only to the conditions set forth in Paragraph 13 there is no litigation, proceeding, unpaid judgment or investigation, pending or threatened, against the Business Assets or. the SELLER that would, if adversely determined, affect the validity of this Agreement or the ability of the SELLER to complete the transactions contemplated hereby.

     D. Authorization. Except as set forth on Exhibit "G" hereto, the execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, do not violate or conflict with the articles of incorporation or by-laws of SELLER or any law to which SELLER is subject or any material agreement by which the SELLER or the Non-Inventory Business Assets are bound. Except as set forth on Exhibit G hereto, no consent of any third parties or governmental authorities is required to complete the transactions contemplated by this Agreement.

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     E.   Tax Matters. All tax returns and reports of any nature relating to the
          Business or the Business Assets have been timely and properly filed with the appropriate governmental agency and all taxes required by law to be paid by SELLER have been paid prior to delinquency. SELLER has no knowledge of any pending or threatened proposed tax adjustments or deficiencies with respect to any previously filed tax return or report which related to the Business or to the Non-Inventory Business Assets.

     F. Compliance with Laws. Subject to the conditions set forth in Paragraph 15 SELLER is not, to its knowledge, in violation of, and have not heretofore violated, any statute, rule, regulation, ordinance, order or other law applicable to the SELLER or the Business Assets. To the knowledge of SELLER and subject to the provisions of Paragraph 15, the use of the Non-Inventory Business Assets by SELLER in the Business complies with all applicable building, zoning, fire and occupational health and safety statutes, rules, regulations, ordinances, orders and other laws, and no notice of any violation with respect thereto has been received by SELLER, or to SELLER'S knowledge, is threatened.

     G. Financial Matters. SELLER has delivered or will make available to the PURCHASER the following unaudited financial statements of Seller: The Seller's Profit and Loss Statements on individual stores as of 09/30/00 and Statements through October 30. 2000 (the "Financial Statements"), The Financial Statements are true, correct, and complete, and present fairly the financial position and results of operation of SELLER, as of the dates and for the periods presents, in accordance with generally accepted accounting principles.

     H. Liens. No work has been performed nor any material provided to the SELLER during the one hundred twenty (120) days preceding Closing which would give rise to any mechanics, materialmen, artisans or other liens.

     I. No Undisclosed Liabilities. Except as set forth on Exhibit G or as expressly disclosed in this Agreement or reflected or reserved against in the Financial Statements and subject to the conditions set forth in Paragraph 13, the SELLER has no debts, liabilities or obligations of any nature (whether accrued or unaccrued, fixed, contingent or otherwise), except (i) accounts payable to trade

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          creditors and other current liabilities incurred in the ordinary course of business since the date of the Financial Statement or (ii) those arising under agreements or other commitments identified in any exhibit or schedule hereto including, without limitation, permits, contracts and any real property or personal property lease.

     J. Condition of the Non-Inventory Business Assets. Seller warrants that all business assets being sold are at the location described and is being conveyed on a AS IS and WHERE IS basis with no warranty expressed or implied, except that all assets are in good working condition at time of closing. The inventory items included in this sale are, in all material respects, in good and salable condition. In the reasonable business judgment of SELLER, the Non-Inventory Business Assets comprise all material assets necessary to conduct the Business as presently conducted by SELLERS.

     K. Inventory. The inventory items to be sold to PURCHASER pursuant to the terms of this agreement are of good and reliable quality, free from known damage or defects and to the actual knowledge of the SELLER are fit for use or resale in the ordinary course of business at normal prices. SELLER has conducted its inventory management (i.e., its purchasing, housing, maintenance and sale of inventory items) consistent with good and conservative business practices in the manner to which SELLER has historically managed its inventory operation in the ordinary course of its business.

     L. Right of Possession. SELLER has the exclusive right to access and possession of the Real Property, and the property subject to the Leases, without interference from any third party. SELLER has the unencumbered right to use all accesses to and from the Real Property, and other subject to the Leases, to public thoroughfares as such accesses are presently configured and utilized.

     M. Disclosure. Subject to the conditions set forth in Paragraph 13, all facts material to the Non-Inventory Business Assets and the business have been disclosed herein. No representation or warranty made by SELLER in this Agreement, and no statement made by SELLER to PURCHASER in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material facts necessary to make the statements herein or therein not misleading.

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     N.   Binding Effect. This Agreement has been duly executed and delivered by the SELLER and is a valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms.

     11. Representations and Warranties of Purchasers. PURCHASER represents and warrants to the SELLER that the representations and warranties contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing.

     A. Organization. PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana and will be qualified to do business and in good standing in the State of Louisiana at time of closing. PURCHASER has full corporate power and authority to make, execute and deliver this Agreement, and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized and approved by all necessary and proper corporate proceedings, including but not limited to approved by the Board of Directors of PURCHASER.

     B. Litigation. There is no litigation, proceeding or investigation, pending or threatened, against PURCHASER that would, if adversely determined, affect the validity of this Agreement or the ability of PURCHASER to complete the transactions contemplated hereby.

     C. Authorization. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, do not violate or conflict with the articles of incorporation or by-laws of PURCHASER, or any law to which PURCHASER is bound. No consent of any third parties or governmental authorities is required to complete the transactions contemplated by this Agreement.

     D. Binding Effect. This Agreement has been duly executed and delivered by the PURCHASER and is a valid and binding agreement of PURCHASER, enforceable against PURCHASER in accordance with its terms.

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     12.  The Seller's Accounts.   PURCHASER is not acquiring any interest in
the SELLER'S accounts receivable and/or bank accounts, and PURCHASER shall have no responsibility for collection of any of the SELLER'S accounts receivable.

     13.  Environmental.

     A. Underground Storage Tanks. Seller represents that the underground storage tanks are registered with the Louisiana Department of Environmental Quality and are currently in compliance with all State and Federal regulations. Seller makes no further warranties, expressed or implied, and Purchasers acknowledge and agree that Purchasers have not relied upon any representation, statements or warranty of Seller, other than as expressed in this Agreement. Seller agrees to provide all files and records regarding compliance with Louisiana department of Environmental Quality. All such files and records, including the phase one reports, shall be delivered at execution of this agreement and PURCHASER shall have until 4:30 o'clock p.m., Friday, May 4, 2001, to review same.

     B. Indemnification and Hold Harmless. Upon Closing, PURCHASER, and its respective successors and assigns (collectively, "Indemnitor"), shall each protect, exonerate, indemnify, defend and hold harmless, for an unlimited duration of time, SELLER, its employees, directors, officers, agents, heirs, personal representatives, successors and assigns (each individually and all collectively, an "Indemnitee"), from and against any and all liabilities, losses, claims, demands, requests for investigation, remediation or corrective action, penalties, fines, settlements, damages (including foreseeable and unforeseeable consequential damages and punitive damages), response, remedial, or inspection costs, and any expenses (including, without limitation, attorney and consultant fees, laboratory costs, and litigation costs) of whatever kind or nature, known or unknown, contingent or otherwise, which are incurred by or asserted against Indemnitee after the date of closing this Agreement and which arise from or are alleged to arise from (1.) the presence of any Hazardous Materials in, on or under the Non-Inventory Business Assets including, without limitation, the improvements thereon and the soils and ground water thereof, (2.) the migration of any Hazardous Materials onto the Non-Inventory Business Assets from any other property or onto any other property from the Non-Inventory Business Assets (3.) the disposal or release of Hazardous Materials on, in or under the Non-Inventory Business Assets by any person or entity, whether known or unknown, suspected or unsuspected, or foreseen or unforeseen as of the date hereof, (4.) the removal, treatment, remediation, or disposal of any Hazardous Materials on or from the Non-Inventory Business Assets, and (5.) any personal injuries or property damages, real or personal, any violations of any Environmental Law, and any lawsuit brought or threatened, settlement reached, or governmental order arising

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          out of or alleged to arise out of the presence of any Hazardous
          Materials on, in, or under the Non-Inventory Business Assets or the migration of any Hazardous Materials onto any other property from the Non-Inventory Business Assets which have arisen before or arise after the Closing of this transaction.

     14. Covenants of the Purchaser. PURCHASER covenants and agrees with the SELLER as follows:

     A. Contact with Customers and Vendors. Between the date hereof and the Closing Date, PURCHASER agrees that it will not make any inquiries or discussion of this transaction to SELLER'S suppliers, vendors, customers or employees without SELLER'S prior consent which consent shall not be unreasonably withheld; provided, however, SELLER agrees to cooperate with PURCHASER in this regard in connection with PURCHASER'S due diligence for purposes of fully disclosing material facts concerning the Non-Inventory Business Assets and the business. SELLER shall notify Fina and Shell Lubricants of the pending sale immediately so that their consent to the anticipated transfer to PURCHASER can be obtained.

     B. Duty to Inform. PURCHASER will inform the SELLER promptly of any matter which comes to its attention that would make any of the PURCHASER'S representations or warranties made herein untrue in any material respect.

     C. Covenant Against Disclosure. PURCHASER shall not (a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the business of SELLER, whether of a technical or commercial nature, or (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public and that did not become generally known through any breach by PURCHASER of any provision of this Section 16C. PURCHASER acknowledges that SELLER'S remedy at law for any breach of PURCHASER'S obligations under this Section 16C would be Inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in a proceeding that may be brought to enforce any provision of this Section 16C without the necessity of proof of actual damages.

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     15. Covenants of the Seller. SELLER covenants and agrees with the PURCHASER as follows:

     A. Conduct of Business. Beginning on the date of this Agreement and continuing through the Closing Date, SELLER covenants and agrees (1) that the business shall be carried on only in the ordinary course, consistent in all material respects with past practices; (2) that none of the Business Assets shall be sold, transferred or otherwise disposed of or encumbered or otherwise have any lien to be placed thereon, other than dispositions of inventory made in the ordinary course of business; (3) that it will keep the PURCHASERS advised of any material change in the Non-Inventory Business Assets or the business; and (4) that it will not take any action which would (i) constitute a default under the Leases, or the contracts identified on Exhibits "B" and "D"; (ii) impair any Licenses or Permits; or otherwise be inconsistent with the provisions of this Agreement.

     B. Information. SELLER will give to PURCHASER and to PURCHASER'S officers, accountants, counsel and other representatives or advisors reasonable access, during normal business hours throughout the period prior to the Closing Date, to the Non-Inventory Business Assets. SELLER will furnish to PURCHASER during such period all relevant information concerning the Business and the Non-Inventory Business Assets as the PURCHASER may reasonably request; provided, however, that (i) such due diligence shall not disrupt the business of SELLER and (ii) if the Closing shall not occur, PURCHASER shall promptly return all such due diligence materials to SELLER.

     C. Consents. SELLER shall use its reasonable best effort to obtain all necessary consents and approvals from lessors and other third parties required for consummation of the transactions contemplated by this Agreement.

     D. Duty to Inform. SELLER will inform the PURCHASER promptly of any matter which comes to its attention that would make any of the SELLER'S representations or warranties made herein untrue in any material respect.

     16.  Documents to be Provided at Closing.

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     A.   Seller's Documents. At the Closing, the SELLER shall deliver to
          PURCHASER the following:

     (1) Owner's Title Insurance Policy. A prepaid Owner's Title Insurance Policy in the amount of $850,000.00 for both the real property set forth in Exhibit "A" and the leased property set forth in Exhibit "B". In the event the title insurance company requires individual policies for each location, SELLER shall be responsible for same. Any additional costs incurred due to PURCHASER designating more than one purchaser in the title policies shall be borne by PURCHASER.

     (2) Warranty Deed(s). A warranty deed conveying good and marketable title to the Real Property owned by the SELLER.

     (3) Bill of Sale(s). A bill of sale conveying title to PURCHASER to the machinery and equipment and the inventory.

     (4) Resolution(s). A certified copy of resolutions by SELLER'S Board of Directors and sole stockholder authorizing the execution and performance of this Agreement.

     (5) Other Conveyance Instruments. All further conveyances, assignments, confirmations, satisfactions, releases, powers of attorney, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, expedient or proper in the opinion of PURCHASERS in order to complete any and al conveyances, transfers, sales and assignments herein provided.

     (6) Assignment(s) and Assumption(s) of Contract Rights. An Assignment and Assumption of Contract Rights.

     (7) Release(s) of Liens. Releases of all liens, security interests and other encumbrances on the Non-Inventory Business Assets except those assumed by the Purchasers under this Agreement.

     (8) Lease Extension. SELLER shall deliver a minimum 5-year lease extension with a 5-year option on In&Out #7, 100 West I-10, Vidor, Texas.

     B. Purchaser's Documents. At the Closing, the PURCHASER shall deliver to SELLER the following:

     (1) Purchase Price. The sum of money described in Paragraph 6 as the Purchase Price, less any adjustments thereto under the terms of this Agreement as described in Paragraph 7 (Inventory), shall be payable in cash or certified funds.

                              Page 13 of 16 Pages

     (2) Assumption(s) of Leases and Contracts. An assumption of leases, contracts and other liabilities as provided for in this Agreement.

     (3)  Resolutions. Resolutions of Directors authorizing this Agreement.

     17. Expenses. Except as otherwise expressly provided for herein, SELLER and PURCHASER will pay all of their own expenses (including attorneys' and accounts' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement.

     18. Miscellaneous. No waiver and no modification or amendment of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification or amendment is sought. This Agreement, including all documents, agreements and instruments delivered pursuant hereto, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

     19. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served if delivered by hand to the party to whose attention it is directed or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     A.   IF INTENDED FOR THE SELLERS:

          Evans Oil of Louisiana, Inc.
          2008 Broad Street
          Lake Charles, LA 70601

          With an additional copy to:

          EVANS SYSTEMS, INC.
          P.O. Box 2480
          Bay City, Texas  77404-2480

     B.  IF INTENDED FOR PURCHASER:

          PAK-PETRO, INC.
          8146 9th Ave.

                              Page 14 of 16 Pages

          Port Arthur, Texas 77642
          c/o Mohammad A. Swati

          With an additional copy to:

          Winfield E. Little, Jr.
          900 Ryan Street, Suite 200
          Lake Charles, Louisiana  70601

     Or such other address of which any party entitled to receive notice hereunder designates to the other in writing.

     20. Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed in that state.

     21. Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     22. Assignment. The rights, obligations and duties of the parties hereto shall not be assignable or otherwise transferable without the prior written consent of the other party.

     23. Rights and Remedies Cumulative. The rights and remedies expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

     24. Incorporation by Reference. All exhibits and documents referred to in this Agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

     25. Third Party Beneficiaries. This agreement is not intended to create any rights for the benefit of any third party.

     26. Severability. Should any part or provision contained in this Agreement be rendered or declared invalid by reason of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect to the maximum extent permitted by law.

     27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     28. Seller's Commercial Accounts. SELLER shall immediately disclose the names of all commercial accounts that it may have as customers and the terms of each account; however, the accounts receivable arising from transactions prior to time of closing are not being transferred.

                              Page 15 of 16 Pages

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   SELLER:

                                   EVANS OIL OF LOUISIANA, INC.
                                   2002 Broad Street
                                   Lake Charles, LA  70602

                                       /s/ J.L. Evans, Sr.
_______________________________    By:_________________________________
WITNESS                                 J.L. Evans, Sr., Its President

                                   PURCHASER:

                                   PAK-PETRO, INC.
                                   8146 9th Ave.
                                   Port Arthur, Texas  77642

                                       /s/ Mohammad A. Swati
_______________________________    By:__________________________________
WITNESS                                 Mohammad A. Swati, President

                              Page 16 of 16 Pages